Exhibit 23.1

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1940
Spokane, Washington 99201-0611
(509) 838-8111
FAX (509) 624-5001

Board of Directors
Videomoviehouse.com Inc.
British Columbia, Canada

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated September 14, 2001, on the financial statements of Videomoviehouse.com Inc. as of June 30, 2001 and 2000 and the periods then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Spokane, Washington

October 3, 2001